United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2019

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market
Preferred Securities of Old Second Capital Trust I	OSBCP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2019, Old Second Bancorp, Inc.’s (the “Company”) board of directors amended the Company’s bylaws by deleting Section 3.15 of Article III in its entirety, which prohibited the election of any director that attained the age of seventy (70) years and required all directors who attained age seventy (70) to resign his or her directorship; provided such director would then be eligible to serve as a “Senior Director” (as defined in the bylaws) until such director attained the age of seventy-three (73).  This bylaw amendment mirrors an amendment to the Company’s certificate of incorporation that was approved by the Company’s stockholders at the Company’s 2019 annual meeting of stockholders and filed promptly thereafter.

As contemplated in the Company’s proxy statement related to its 2019 annual meeting of stockholders, on August 20, 2019 the board of directors also approved and adopted a Director Resignation Policy pursuant to which no person will be elected to serve, or continue to serve, as a director of the Company after attaining the age of seventy-three (73) years and requiring all directors to resign his or her directorship upon attaining age seventy-three (73), effective at such time.  In addition, the Director Resignation Policy further provides that if an incumbent director fails to receive a majority of the votes cast in an uncontested director election, such director must tender a written offer of resignation to the board of directors, and the Corporate Governance and Nominating Committee (the “Committee”) of the board is to promptly consider the director’s offer of resignation and recommend to the board whether to accept the resignation or reject it.  The board of directors is to act on the Committee’s recommendation no later than 120 days following the certification of the stockholder vote,  and the Company is to report the decision by the board of directors in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

The foregoing description of the bylaws and the Director Resignation Policy do not purport to be complete and are qualified in their entirety by reference to the full text of the bylaws, attached hereto as Exhibit 3.1 and incorporated by reference herein, and the full text of the Director Resignation Policy, which will be posted in the “Investor Relations” section of the Company’s website at www.oldsecond.com.    The board of directors has the authority to amend the Company’s bylaws and the Director Resignation Policy as the board of directors may determine to be appropriate.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Bylaws of Old Second Bancorp, Inc., as amended and restated through August 20, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: August 21, 2019	By:	/s/ Bradley S. Adams
	Name:	Bradley S. Adams
	Title:	Executive Vice President and Chief Financial Officer